*NEWS RELEASE*NEWS RELEASE*NEWS RELEASE*NEWS RELEASE*


Release Date:             January 3, 2007  FOR IMMEDIATE RELEASE

Contact:                  Vince A. Elhilow, Chairman and Chief Executive Officer


FIDELITY BANKSHARES, INC. AND NATIONAL CITY CORPORATION AGREE TO EXTEND DEADLINE
            TO SUBMIT ELECTION FORMS UNTIL FRIDAY, JANUARY 5, 2007.


West Palm Beach, FL, January 3, 2007 - Fidelity Bankshares, Inc. (Nasdaq: FFFL) and National City Corporation (NYSE: NCC) have agreed to extend the deadline for Fidelity Bankshares' stockholders to submit election forms in connection with
Fidelity Bankshares' pending acquisition by National City Corporation, which were due at 4:00 p.m. Thursday, January 4, 2007. Fidelity Bankshares' stockholders may now submit election forms until 4:00 p.m. Friday, January 5, 2007.

The decision to extend the election deadline was made to conform with the anticipated closing date of the acquisition.

Fidelity Bankshares, Inc. operates Fidelity Federal Bank & Trust. The Bank, based in West Palm Beach, has assets of $4.43 billion and 52 branch offices in Palm Beach, Martin, Broward, and St. Lucie counties. For shareholder information, please contact Cindy Pilloni at 561-803-9809.


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